CuraGen Corporation has omitted from this Exhibit 10.21 portions of the Agreement for which CuraGen Corporation has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.

                                                                   Exhibit 10.21


     CURAGEN-GLAXO WELLCOME PHARMACOGENOMICS RESEARCH and LICENSE AGREEMENT

Effective as of the date of complete mutual execution of this document, (the "Effective Date"), GlaxoWellcome, Inc., having an address of Five Moore Drive, PO Box 13398, Research Triangle Park, North Carolina 27709-3398, U.S.A., ("GW"), and CuraGen Corporation, having an address of 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511, ("CURAGEN") agree as follows:


                                   ARTICLE I
                                  BACKGROUND

1.00 CURAGEN has developed and represents that it is the sole owner of functional genomics technologies known as Quantitative Expression Analysis technology, GeneScape(R) software, GeneCalling(R) bioinformatics software, and the Rodent SeqCalling(TM) database. CURAGEN offers a Pharmacogenomics Program that includes GeneScape(R), GeneCalling(R) and CuraShop(TM). CURAGEN also offers a Subscription Program that includes the Rodent SeqCalling(TM) database. Collectively, the Pharmacogenomics Program and the Subscription Program are offered as the Pharmacogenomics Collaboration.

1.01 GW and CURAGEN wish to initiate the performance of such Pharmacogenomics Collaboration in order to enable and expedite the discovery of information and the development of novel and improved pharmaceutical and diagnostic products.

1.02 GW wishes to obtain certain commercial rights to inventions made in the performance of the Pharmacogenomics Collaboration pursuant to this Agreement, including background inventions needed to commercially benefit from such licenses.

1.03 Therefore, this Agreement witnesses that in consideration of the mutual covenants, terms and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, that the Parties agree as follows.

                                   ARTICLE II
                                  DEFINITIONS

2.00 Terms used in this Agreement (other than the names of parties and article headings) that are set forth with an initial capital letter have the meanings established for such terms in the succeeding paragraphs of this Article II, or as otherwise specifically defined hereinafter.

2.01 "Affiliate" shall mean any person, corporation, firm, limited liability company, partnership or other entity which directly or indirectly Controls or is Controlled by or is under common Control with a Party to this Agreement. "Control" or "Controlled" means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

2.02 "Confidential Information" shall be interpreted in accordance with the provisions of Article V, below.

2.03  "GW Product(s)" shall mean

     (a) "Human Therapeutic(s)", which shall include all therapeutic modalities, including but not limited to small molecules, vaccines, aptamers, antisense, oligonucleotides, gene therapies and monoclonal antibodies that are discovered, developed and/or optimized using:

          (i)  [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXX.]

          Notwithstanding any provision in this Section, Human Therapeutics shall not include Protein Therapeutic Products.

     (b) "GW Diagnostic Product(s)", which shall mean products that are used or sold for diagnostic purposes, including patient selection, disease and/or predisposition to disease identification, and treatment guidance and/or monitoring,
          [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

2.04 "Proprietary Material" shall mean samples provided by GW to CURAGEN for the purposes of performing the Pharmacogenomics Program and shall also be deemed to include the [XXXXXXX] and other substances actually contained in such samples.

2.05 "CURAGEN Background Inventions" shall mean all patent rights and know-how of CURAGEN which would be infringed by GW's development, manufacture, use, sale or importation of a GW Product. Specifically excluded from CURAGEN Background Inventions are patent rights and know-how which cover the making, using or selling of a product for which CURAGEN has pre-clinical data prior to GW's request to license such patent rights and know-how.

2.06 "CURAGEN Product(s)" shall mean all products or uses not identified as GW Products, including but not limited to:

               [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

2.07 "CURAGEN Proprietary Material" shall mean all substances made by CURAGEN in the performance of the Pharmacogenomics Program other than mRNA pools extracted from GW Proprietary Material.

2.08 "Data Exclusivity Period" shall, with respect to any particular Project Data Set, mean one of three (3) defined periods as follows:

     (a) "Primary Data Exclusivity Period" shall mean a [XXXX] period of time commencing on the first day of the calendar quarter following the calendar quarter in which the particular Project Data Set is completed pursuant to 3.01(c), during which time, GW shall have exclusive access to such Project Data Set;

     (b) "Extended Data Exclusivity Period" shall mean a [XXXXXXX] extension of the Primary Data Exclusivity Period, during which time, GW shall have exclusive access to such Project Data Set; and

     (c) "[XXXXXX] Data Exclusivity Period" shall mean the extension of an Extended Data Exclusivity Period [XXXXXX], during which time, GW shall have exclusive access to such Project Data Set.

2.09 "FTE" is an acronym that stands for Full Time Equivalent, which shall mean the equivalent of a full year of effort on a full time basis of a researcher possessing skills and experience necessary to carry out applicable tasks under the Pharmacogenomics Program.

2.10 "Material or Materiality" shall mean a use or usage that is so essential to the conduct of an experiment that the experiment would not have been done without such use.

2.11  "Net Sales" shall mean
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.]

2.12  "Party or Parties" shall respectively refer to GW and CURAGEN.

2.13 "Patent Rights" means the rights and interests in and to issued patents and pending patent applications without limitation to any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned solely or jointly by a Party or licensed in by a Party, with the right to sublicense, now or in the future, wherein at least one claim of such patent right is to a Pharmacogenomics Project Invention.

2.14 "Project Data" shall mean all data and any other information obtained or generated by CURAGEN in the performance of a Pharmacogenomics Project in the Pharmacogenomics Program.

2.15 "Project Data Set" shall mean all Project Data resulting from a discrete Pharmacogenomics Project.

2.16  "Joint Planning Committee" or "JPC" shall have the meaning set forth in
Article III.

2.17 "Pharmacogenomics Plan" shall mean the written description of the research to be performed by CURAGEN and GW under this Agreement, as presented in the form shown in GeneScape(R).

2.18 "Pharmacogenomics Project" shall mean (i) a particular project to process and analyze a specified set of samples as anticipated in a Pharmacogenomics Plan, or (ii) any other project mutually agreed to by the JPC.

2.19 "Pharmacogenomics Project Invention" shall mean any discovery, invention, know-how or trade secret conceived or made by employees of CURAGEN or GW or jointly by employees of both, (i) in the performance of a Pharmacogenomics Project hereunder, or in the course of evaluating or utilizing any Project Data Sets; or (ii) as the result of access to Subscription Database Data, in each case that is based on, incorporates or makes Material inventive use of the corresponding Project Data Set or Subscription Database Data.

2.20 "Pharmacogenomics Program" shall mean the collection of Pharmacogenomics Projects to be performed by CURAGEN under this Agreement as described in the Pharmacogenomics Plan and amendments thereto.

2.21 "Pharmacogenomics Collaboration" shall mean, collectively, the Pharmacogenomics Program and, if applicable, the Subscription Program.

2.22  "Pharmacogenomics Collaboration Term" shall have the meaning set forth in
Article III.

2.23 "Subscription Program" shall mean the access to CURAGEN's proprietary databases under this Agreement.

2.24 "Subscription DataBase" shall mean CURAGEN's Rodent SeqCalling(TM) database.

2.25 "Subscription DataBase Data" shall mean all data in the Subscription DataBase.

2.26  "License Term" shall have the meaning set forth in Article VIII.

2.27  "Territory" shall mean all countries of the world.

2.28 "Valid Claim(s)" shall mean an unexpired claim of (i) any issued patent within Patent Rights which has not been finally declared invalid or unenforceable by a patent office or by a court or other body of competent jurisdiction in any unappealed or unappealable decision and which has not been lost through an interference or opposition proceeding or (ii) any pending patent application within Patent Rights which has not been finally rejected by a patent office of competent jurisdiction in any unappealed or unappealable decision and which has not been pending for more than seven (7) years.



                                  ARTICLE III
                                RESEARCH PROGRAM

3.00  Basic Provisions of the Pharmacogenomics Collaboration.
      ------------------------------------------------------
     (a) The objective of the Pharmacogenomics Program will be for CURAGEN to generate and deliver to GW Project Data Sets by performing Pharmacogenomics Projects. CURAGEN shall use commercially reasonable efforts to perform such tasks as are set forth in the Pharmacogenomics Plan. CURAGEN shall devote an average of at least [XXXX] FTEs per year to the Pharmacogenomics Program over its duration (the "Staffing Level") unless GW and CURAGEN have agreed on a change in the Staffing Level as provided in (b) below;

     (b) GW may request an increase in the Staffing Level of up to a of total [XXXXX] additional FTEs during the first three (3) years of this Agreement [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] to be devoted to the Pharmacogenomics Program, subject to the agreement of CURAGEN.
          CURAGEN will use commercially reasonable efforts to increase the staffing level to be effective at the semi-annual anniversary of the Effective Date following such a request. Once the Staffing Level is increased, it may not be decreased during the following [XXXXXX] period without the consent of CURAGEN; and

     (c) The objective of the Subscription Program will be for CURAGEN to use commercially reasonable efforts to provide GW with access to the Subscription Database.


3.01  Collaborative Efforts and Reports.
      ---------------------------------
     (a) The Parties agree that the successful execution of the Pharmacogenomics Program will require the collaborative use of both Parties' areas of expertise. The Parties shall keep the JPC fully informed about the status of the portions of the Pharmacogenomics Collaboration they respectively perform. In particular, without limitation, each Party shall furnish to the JPC quarterly written reports within thirty (30) days after the end of each quarterly period, describing the progress of its activities in reasonable detail, including (I) a summary of the progress of any ongoing Pharmacogenomics Projects, (II) a summary of uses of Project Data and Subscription DataBase Data, including but not limited to [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX], and (III) a description of Project Data Sets from completed Pharmacogenomics Projects. At any time, upon the reasonable request of GW, CURAGEN will provide an update of the status of Pharmacogenomics Projects to GW;

     (b) Scientists at CURAGEN and GW shall cooperate in the performance of the Pharmacogenomics Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials (including GW Proprietary Material) as necessary to carry out the Pharmacogenomics Program. Each Party will attempt to accommodate any reasonable request of the other Party to send or receive personnel for purposes of collaborating or exchanging information under the Pharmacogenomics Program. Such visits and/or access will have defined purposes and be scheduled in advance. The requesting Party will bear the reasonable travel and lodging costs of any such personnel;

     (c) CURAGEN will give written notice to GW and the JPC upon Completion of the Project Data Set from each Pharmacogenomics Project. "Completion" of a Project Data Set shall occur upon [XXXXXXXXXXXX XXXXXX XXXXXXXXXXXXXXXXX]; and

     (d) CURAGEN shall set up and maintain, throughout the Pharmacogenomics Collaboration Term, a secure partition of its GeneScape(R) database and software for use by GW exclusively for the purposes of performing the Pharmacogenomics Collaboration, and shall provide online electronic mail and telephone help during normal business hours in the use thereof to GW. CURAGEN and GW shall jointly set up and maintain a secure connection to said partition of the GeneScape(R) database and software in order to give GW on-line access thereto. GW shall have no rights to use the GeneScape(R) and software except as expressly set forth herein. In the event a dedicated line or lines is or are needed to provide access, GW shall be responsible for all costs associated therewith.

3.02  Training. -
      --------
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.]

3.03  Pharmacogenomics Plans. - The Pharmacogenomics Plan for the first six (6)
      ----------------------
months of the Pharmacogenomics Program shall be agreed upon by the Parties within thirty (30) days of the Effective Date and shall include the initial Pharmacogenomics Projects and plans to implement access to the GeneScape(R) database and software for GW. Every [XXXXX] during the Pharmacogenomics Collaboration Term [XXXXXXXXXXXXXXXX], the Pharmacogenomics

Plan shall be updated by the Parties to cover the next three (3) months and shall be approved by the JPC no later than thirty (30) days before the end of each semi-annual period. The Pharmacogenomics Plan shall set forth specific Pharmacogenomics Projects for the period covered by the Pharmacogenomics Plan. The JPC will consider adjustments in the Pharmacogenomics Plan at any time upon the request of GW or CURAGEN.

3.04  Exclusivity.-  To the extent consistent with the rights and obligations of
      -----------
CURAGEN that are expressly set forth in this Agreement, nothing contained in this Agreement shall in any other way restrict CURAGEN's right to perform research or collaborate with third parties and to grant to third parties the right to exploit the results of any such research or collaborations without restrictions.

3.05  Joint Planning Committee. - The JPC will be responsible for the planning
      ------------------------
and monitoring of the Pharmacogenomics Collaboration. In particular, the activities of the JPC shall include:

     (a)  Approving Pharmacogenomic Projects and their associated
          Pharmacogenomics Plans and establishment of prioritization criteria for specific Pharmacogenomics Projects, including explicit determination of experimental initiation and Completion;

     (b) Supervision of workflow, including experimental sample transfer, sample analysis and data quality control, database posting, data analysis and summarization, software installation (access), training and maintenance;

     (c) Monitoring of sample throughput, specific project and overall Pharmacogenomics Collaboration progress, including resolving issues and determining future Pharmacogenomic Plans and timelines;

     (d)  Ensuring compliance with the terms of the Agreement;

     (e) Ensuring timely disclosure of Pharmacogenomics Project Inventions and the development and implementation of patenting strategies; and

     (f) Assigning tasks and responsibilities taking into account each Party's respective specific capabilities and expertise in order in particular to avoid duplication and enhance efficiency and synergies.

3.06  JPC Membership. - CURAGEN and GW each shall appoint, in their sole
      --------------
discretion, three members to the JPC, which shall include a Co-Chair to be designated by GW and a Co-Chair to be designated by CURAGEN. Substitutes or alternates for the Co-Chairs or other JPC members may be appointed at any time by notice in writing to the other Party. The Parties may mutually agree to change the size of the JPC as long as there shall be an equal number of representatives of each Party on the JPC. The initial Co-Chairs and other JPC members shall be designated by the Parties within twenty (20) days of the Effective Date. CURAGEN shall appoint a Project Coordinator, who shall be reasonably satisfactory to GW, to serve as the principal liaison with GW for the Pharmacogenomics Program. Such Project Coordinator will be one of CURAGEN's members of the JPC.

3.07  JPC Meetings. - The JPC shall meet at least quarterly, with such meetings
      ------------
to be held, alternately, in New Haven, Connecticut, and GW's RTP facilities unless the Parties agree otherwise. Any additional meetings shall be held at places and on dates selected by the Co-Chairs of the JPC. In addition, the JPC may act without a formal meeting by a written memorandum signed by the Co-Chairs of the JPC. Whenever any action by the JPC is called for hereunder during a time period in which the JPC is not scheduled to meet, the Co-Chairs of the JPC shall cause the JPC to take the action in the requested time period by calling a special meeting or by action without a meeting. Subject to the obligations set forth in Article V, representatives of each Party or of its Affiliates, in addition to the members of the JPC, may attend JPC meetings at the invitation of either Party with the prior approval of the other Party, which shall not be unreasonably withheld.

3.08  Minutes of JPC Meetings. - The JPC shall keep accurate minutes of its
      -----------------------
deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to the Co-Chairs of the JPC within twenty (20) days after the meeting. The

Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes.

3.09  Quorum; Voting; Decisions. - At each JPC meeting, at least two (2)
      -------------------------
member(s) appointed by each Party present in person or by telephone shall constitute a quorum and decisions shall be made by majority vote. Each JPC member shall have one vote on all matters before the JPC, provided that the member or members of each Party present at an JPC meeting shall have the authority to cast the votes of any of such Party's members on the JPC who are absent from the meeting. Notwithstanding the foregoing, the objective of the Parties to this Agreement is that decisions of the JPC shall be made by consensus. However, except as otherwise set forth herein, in the event that the JPC is unable to resolve any matter before it as set forth above, such matter shall be resolved in good faith by GW management.

3.10  Expenses. - CURAGEN and GW shall each bear all expenses of their
      --------
respective JPC members related to their participation on the JPC and attendance at JPC meetings.

3.11  Pharmacogenomics Collaboration Term. - The Pharmacogenomics Collaboration
      -----------------------------------
shall expire Five (5) years after the Effective Date unless earlier terminated by either Party pursuant to the provisions in Article X. [XXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXX] At expiration, CURAGEN shall deliver to GW all raw and processed Project Data Sets in an appropriate format to be analyzed by GW independent of GeneScape(R).


3.12  Primary Exclusivity Period for Project Data Sets. - During the Primary
      -------------------------------------------------
Data Exclusivity Period for a particular Project Data Set, GW shall have a [XXXXXX], exclusive license and access to explore the utility and usefulness of such Project Data Set in its internal R&D programs for the purpose of pursuing the development of GW Products . Under such license, CURAGEN and GW: (a) shall not use such Project Data Set for any purpose other than conducting the Pharmacogenomics Program hereunder and (b) shall keep such Project Data Set and related Pharmacogenomics Project Inventions and Patent Rights confidential and will not disclose or transfer the same to third parties by publication or otherwise, without the prior written consent of the other Party except as necessary to pursue patent protection. Notwithstanding the above CURAGEN shall have the right to explore the utility and usefulness of such Project Data Sets in its internal R&D programs for the purpose of pursuing the development of CURAGEN Products. CURAGEN shall use efforts no less than what it uses in the ordinary conduct of its business to limit disclosure of data or information resulting from CURAGEN's exploration of the Project Data Sets for its internal R&D programs to the extent that such disclosures might compromise GW's intellectual property rights.

3.13  Extended Data Exclusivity Period for Project Data Sets. - GW may elect to
      ---------------------------------------------------------
extend the Primary Data Exclusivity Period for any Project Data Set for an additional [XXXXXXXXXXX] period ("Extended Data Exclusivity Period") after expiration of the initial Primary Data Exclusivity Period by giving written notice to CURAGEN and making a payment of [XXXXXXXXXXXXXXXX] per Project Data Set to CURAGEN prior to expiration of the then current Primary Data Exclusivity Period for such Project Data Set or at such time thereafter as mutually agreed to by the Parties. The obligations under such Extended Data Exclusivity Period shall be the same as for the Primary Data Exclusivity Period.

3.14   [XXXXX] Exclusivity Period for Project Data Sets. - GW may elect to
        ------------------------------------------------
extend the Extended Data Exclusivity Period for any Project Data Set [XXXXXXX] ("[XXXX] Data Exclusivity Period") after expiration of the Extended Data Exclusivity Period by giving written notice to CURAGEN and making a payment of [XXXXXXXXXXXXXXXXXXX] per Project Data Set to CURAGEN prior to expiration of the then current Extended Data Exclusivity Period for such Project Data Set or at such time thereafter as mutually agreed to by the Parties. The obligations under such [XXXXXXXXX] Data Exclusivity Period shall be the same as for the Extended Data Exclusivity Period.

3.15  Expiration of any Data Exclusivity Period. - Upon the expiration of the
      --------------------------------------------
last to expire Data Exclusivity Period for any particular Project Data Set, GW's access and license to such Project Data Set shall convert from exclusive to non-exclusive, and CURAGEN shall have the right, at its sole option, to use such Project Data Sets for any purpose including but not limited to making the data available to third parties subject to Section 3.16 of this Agreement and any commercial licenses granted to GW herein, and not inconsistent with any other obligations expressly set forth in this Agreement.

3.16  Data Annotations. - Should CURAGEN elect to provide Project Data Sets to
      ----------------
third parties pursuant to 3.15 above, CURAGEN shall not be permitted to identify the Project Data Set as being from GW or annotate the Project Data Set with the date of sample submission by GW to CURAGEN. Notwithstanding the above, CURAGEN shall be free to annotate such Project Data Sets with one or more of the following descriptors provided by GW:

     [XXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXX]

3.17  Subscription Database Data Access. - During the first three years of the
      ---------------------------------
Pharmacogenomics Collaboration Term, GW shall have [XXXX], non-exclusive access and license to explore the utility and usefulness of the Subscription Database Data. Under such license, GW: (a) [XXXXXXXXXXX]; and (b) shall keep such Subscription Database Data and related Pharmacogenomics Project Inventions and Patent Rights confidential and will not disclose or transfer the same to third parties by publication or otherwise, without the prior written consent of CURAGEN, except as necessary to pursue patent protection.

3.18  Software License. - Access to the GeneScape(R) database and software
      ----------------
hereunder, or any components thereof, is hereby granted according to the following terms:

     (a) The GeneScape(R) database, software and display screens are protected by copyright, patent, trade secret and other intellectual property laws. CURAGEN hereby grants to GW and its employees a non-exclusive non-transferrable license to access the GeneScape(R) database and software solely for the purposes of the Pharmacogenomics Collaboration and during the Pharmacogenomics Collaboration Term. GW shall not copy the GeneScape(R) database, software or display screens except as occurs during the normal course of CURAGEN-provided access. GW shall not reverse engineer, decompile, or disassemble the GeneScape(R) software or display screens. The GeneScape(R) database and software embody trade secrets of CURAGEN that are considered Confidential Information of CURAGEN and subject to the confidentiality provisions hereof; and

     (b) If at any time during the term of this Agreement GW reasonably determines that an escrow of the CURAGEN software is necessary in the event of a CURAGEN bankruptcy proceeding, GW shall give written notice to CURAGEN requesting this escrow and CURAGEN shall, at CURAGEN's expense, put into a secure escrow (to be agreed by the Parties at the relevant time) copies of any relevant source code and documentation.


                                   ARTICLE IV
                                FINANCIAL TERMS

4.00  Pharmacogenomics Collaboration Funding. - In consideration of CURAGEN's
      --------------------------------------
performance under the terms of this Agreement during the first, second and third years of the Pharmacogenomics Collaboration, GW will pay CURAGEN a research payment of [XXXXXXXXXXXXXXX] per year per FTE in the Staffing Level. The first such payment for the first year shall equal Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) and shall be made within thirty (30) days of the Effective Date of this Agreement. Thereafter, GW shall pay CURAGEN semi-annually, in advance, for each FTE in the Staffing Level until expiration or termination of the Pharmacogenomics Collaboration Term. For the fourth year, the FTE cost shall be adjusted based on [XXXXXXXXXXXXXXXXXXXXXXXXXX]. For the fifth year, the FTE cost shall be further adjusted based on [XXXXXXXXXXXXX]. GW will fund its own activities under the Pharmacogenomics Collaboration.

4.01  Subscription Program Fees. -It is understood and agreed by the Parties
      --------------------------
that all Subscription Program Fees will be [XXXXXXXXXXX] for the first three years of the Pharmacogenomics Collaboration Term. Subscription Program Fees will be negotiated in good faith in the event GW elects to retain access to the Subscription Database in years four and five of the Pharmacogenomics Collaboration Term. [XXXXXXXXXXXXXXXXX] CURAGEN shall be free to offer access to said Subscription Databases to third parties at any time on any terms not inconsistent with its obligations to GW under the terms of this Agreement.

                                   ARTICLE V
                     TREATMENT OF CONFIDENTIAL INFORMATION

5.00  Confidential Information. - During the course of the Pharmacogenomics
      -------------------------
Collaboration each Party may disclose to the other proprietary technical and business information, (collectively, "Confidential Information"). Except as expressly permitted hereunder, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise. Each Party shall take reasonable steps to ensure that all of its employees and consultants shall protect and use Confidential Information of the other Party only in accordance with the terms hereof. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than as expressly permitted hereunder. Such obligations of confidentiality and non-use shall remain in effect for a period of [XXXXXX] years after the receipt of any such Confidential Information or, in the case of Confidential Information related to a license granted pursuant to Article XIII or IX, upon the expiration of this Agreement, whichever event is later. Notwithstanding the foregoing, it is understood and agreed that the receiving Party's obligations of confidentiality and nonuse herein shall not apply to any information which:

     (a) is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Affiliates; or

     (b) was otherwise in the receiving Party's lawful possession prior to disclosure by the disclosing Party, as demonstrated by the receiving Party's written records; or

     (c) is lawfully disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information; or

     (d)  was required by law to be disclosed; or

     (e) was independently developed by the receiving Party or an Affiliate without the use of any of the disclosing Party's Confidential Information.

5.01  Publications. - It is expected that each Party may wish to publish the
      -------------
results of its research under this Agreement. Contributions by the other Party shall be acknowledged in any publication by the publishing Party. In order to safeguard intellectual property rights, the Party wishing to publish or otherwise publicly disclose the results of its research hereunder shall first submit a draft of the proposed manuscripts to the JPC for review, comment and consideration of appropriate patent application preparation activity at least [XXXXXXX] days prior to any submission for publication or other public disclosure. The JPC will advise the Party seeking publication as to whether a patent application will be prepared and filed or whether trade secret protection should be pursued. The JPC will, in cooperation with both Parties, determine the appropriate timing and content of any such publications. The JPC can, in its discretion, request that the publishing Party delay publication for up to an additional [XXXXX] days for the purpose of preparation of an appropriate patent application(s).

5.02  Press Release and Regulatory Filings. - The Parties shall mutually agree
      ------------------------------------
on a press release announcing the execution of this Agreement and on any confidential treatment request to be filed with the Securities and Exchange Commission with respect to this Agreement. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without the further approval of the other Party. Nothing in this Agreement shall be construed to prohibit either party from disclosing factual information or data relating to this Agreement which may be required by law to be disclosed. The Parties shall make a commercially reasonable effort to make a press release within five (5) days of the Effective Date of this Agreement.


                                   ARTICLE VI
                          INTELLECTUAL PROPERTY RIGHTS

6.00  GW Proprietary Material. - GW Proprietary Material shall remain the
      -----------------------
property of GW and CURAGEN shall use such GW Proprietary Material only for the purpose of conducting the Pharmacogenomics Program hereunder and shall not transfer GW Proprietary Material to any other person or entity.

6.01    Data. - All data generated by CURAGEN in the course of the
        -----
Pharmacogenomics Collaboration and all data currently residing in any of the Subscription Databases subscribed to herein, as well as data subsequently generated and added thereto, shall be owned by CURAGEN. The Parties' rights to use Project Data Sets and the Subscription Databases shall be subject to the provisions of Articles VIII and IX of this Agreement.

6.02  Inventions, Notification.  Each Party shall provide the other with clearly
      -------------------------
defined written descriptions of what each Party considers to be subject matter that is potentially capable of intellectual property protection. Each Party shall thereafter notify the other Party within sixty (60) days of any Pharmacogenomics Project Inventions.

6.03  Inventions, Ownership.  Inventorship of any invention shall be determined
      ----------------------
in accordance with the patent laws of the United States. Ownership of any inventions shall vest with the employers of the inventors. Inventions that are solely owned by GW under this provision shall be subject to the licenses granted by GW to CURAGEN in this Agreement. Inventions that are solely owned by CURAGEN under this provision shall be subject to the licenses granted by CURAGEN to GW in this Agreement. Inventions that are jointly owned by GW and CURAGEN under this provision shall be subject to each co-owner's license grant obligations to each other in this Agreement.

6.04  Inventions, Inventor Assignments. - GW and CURAGEN warrant to each other
      --------------------------------
that their employees, non-employee contractors, and non-employee research collaborators are under obligation to assign their rights to GW or CURAGEN, as the case may be, with respect to Pharmacogenomics Project Inventions. GW and CURAGEN agree to use commercially reasonable efforts to obtain, maintain and secure such assignments. The Parties' rights and interests, including commercialization rights, shall be subject to the provisions of Articles XIII and IX.

6.05  Inventions, Property Rights to Biological Materials.  GW will obtain the
      ----------------------------------------------------
necessary permission of any third party donor of materials before delivering such materials to CURAGEN for analysis and experimentation. [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
X.]

6.06  Use of Third Party Materials.  [XXXXXXXXXXXXXXXXXXXXXXXXXXXXX
      -----------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXX]

6.07  Conflict with Preexisting CURAGEN Projects.  [XXXXXXXXXXXXXXXXXX
      --------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXX]

                                  ARTICLE VII

               PROVISIONS CONCERNING THE FILING, PROSECUTION AND
                          MAINTENANCE OF PATENT RIGHTS

7.00  GW Inventions.  GW shall have sole responsibility for the preparation,
      --------------
filing and maintenance of patent applications on Pharmacogenomic Project Inventions solely owned by GW. GW shall have discretion as to maintaining its applications. If GW elects not to pursue a given application for such Pharmacogenomic Project Inventions, GW shall give notice to CURAGEN, who shall have the option of taking over responsibility for said application.

7.01  CURAGEN Inventions. - CURAGEN shall have sole responsibility for the
      -------------------
preparation, filing and maintenance of patent applications on Pharmacogenomic Project Inventions solely owned by CURAGEN. CURAGEN shall have discretion as to maintaining its applications. If CURAGEN elects not to pursue a given application for such Pharmacogenomic Project Inventions, CURAGEN shall give notice to GW, who shall have the option of taking over responsibility for said application.

7.02  Jointly Owned Inventions.  GW shall have sole responsibility for the
      -------------------------
preparation, filing and maintenance of patent applications on Pharmacogenomic Project Inventions that are jointly owned by CURAGEN and GW. Such jointly owned patent applications shall not be abandoned by GW without the express consent of CURAGEN, who shall have the right to assume responsibility for any such application that GW wishes to abandon.

                                  ARTICLE VIII
                                 LICENSE TO GW

8.00  GW Products -- During The Data Exclusivity Period. - For the duration of
      --------------------------------------------------
the Data Exclusivity Period for a particular Project Data Set, CURAGEN hereby grants to GW an exclusive license throughout the Territory, to the extent CURAGEN has the right to grant such license, under CURAGEN's rights in and to Pharmacogenomics Project Inventions and Patent

Rights related to such Project Data Sets, [XXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXX].

8.01  GW Products -- After The Data Exclusivity Period. - After expiration of
      -------------------------------------------------
the last to expire Data Exclusivity Period for a particular Project Data Set, CURAGEN's license to GW as set forth in Section 8.00 of this Agreement shall convert to a non-exclusive license throughout the Territory.

8.02  Non-GW Diagnostic Products. -  For the duration of the Data Exclusivity
      ---------------------------
Period for a particular Project Data Set, CURAGEN hereby grants to GW [XXXXXXXXXXXXXX XXXXXX XXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXX]

8.03  Unblocking Licenses. - Upon grant of a license pursuant to Sections 8.00,
      --------------------
8.01 or 8.02 above, CURAGEN shall grant to GW a non-exclusive, fully paid, irrevocable license throughout the Territory, to the extent CURAGEN has the right to grant such license, under CURAGEN's rights in and to CURAGEN Background Inventions, solely to the extent necessary to allow GW to practice the licenses granted herein and for no other purpose. The term of this Unblocking License shall be co-extensive with the term of the corresponding licenses granted above.

8.04  Sublicenses. - GW shall have the right to grant sublicenses under any
      -----------
portion of the licenses granted by CURAGEN to GW Products in Section 8.00 above, provided, however, that GW remains obligated to ensure any future sub-licensee's performance of GW's royalty and milestone obligations to CURAGEN as set forth herein. For [XXXXXXXXXX] licensed pursuant to Section 8.00 above, if GW elects to license or sell or otherwise provide a third party access to such [XXXXXXXXXXXXXXX] for purposes other than the development of GW Products for GW as provided for in Section 8.00 above, GW and CURAGEN shall enter into good faith negotiations to develop and execute a business strategy to exploit such [XXXXXXXXXXXXXX].

8.05  Milestone Payments For Human Therapeutics related to the Use of XXXX. -
      --------------------------------------------------------------------
[XXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX], GW shall pay CURAGEN a one-time payment of [XXXXXXXXXXXXX] per [XXXXX] upon the entry of the [XXXXXXXXXXX XXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXX XXXXXXX XXXXXXXXXXXXXXXX]. In any event, GW shall not be liable for such payments in the event the discovered Target and/or the discovered association of the Target with a disease is in the public domain at Completion.

8.06  Milestone  Payments for Human Therapeutics related to the Use of
      ----------------------------------------------------------------
[XXXXXXX]. - GW shall pay CURAGEN [XXXXXXXXXXX], upon the first entry of a Human
----------
Therapeutic product into [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXX]

8.07  Milestone Payments For GW Diagnostics Products.  For GW Diagnostic
      -----------------------------------------------
Products, [XXXXXXXXXXXXXXXXXXXXXXXXXX].

8.08  Royalty Payments For Human Therapeutics related to the Use of [XXXX]. -
      --------------------------------------------------------------------
For GW Products for which a milestone payment was due and payable under Section
8.05 above, the royalty shall be [XXXX] percent ([XXXX]%).

8.09  Royalty Payments For Human Therapeutics related to the Use of [XXXXXXX]. -
      ------------------------------------------------------------------------
For GW Products for which a milestone payment was due and payable under Section
8.06 above, GW shall pay CURAGEN a royalty of [XXXX] percent ([XXXX]%) of Net Sales in the Territory.

8.10  Royalty Payments For Contributions In Diagnostics. - For GW Diagnostic
      --------------------------------------------------
Products, GW shall pay CURAGEN a royalty of [XXXX] percent ([XXXX]%) of net sales in the Territory, provided that such royalty will be corrected for [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXX.]

8.11  Remittance of Royalty Payments. - Royalty payments shall be made to
      -------------------------------
CURAGEN in United States Dollars quarterly within forty-five (45) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each GW Product during the relevant three-month period and the calculation of royalties, if any, due thereon.

8.12  Foreign Currency Conversions. - All royalties shall be payable in full in
      ----------------------------
the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for GW Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars at the exchange rate for buying U.S. Dollars set forth in The Wall Street Journal for the last business day of the calendar quarter.

8.13  License Term Subject To Royalty Payments.- The term of any license granted
      ----------------------------------------
hereunder, which is subject to the obligation to pay royalties to CURAGEN by GW, its Affiliates or sublicensees, with respect to each GW Product, shall be on a country by country basis until [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. In the event that a GW product is being sold in a particular country by GW, its Affiliates or sublicensees, pursuant only to a license to a Pharmacogenomics Project Invention, the term shall be for [XXXXXX] years from the first commercial sale of such Licensed Product in that country. Following such period, GW shall have a fully paid-up, irrevocable license in such country under the relevant Patent Rights, Pharmacogenomics Project Inventions and/or CURAGEN Background Inventions in such country.

8.14  Overdue Royalties. - Royalties not paid within the time period set forth
      -----------------
in this Article VIII shall bear interest at a rate of [XXXX] percent ([XXXX]%) per month from the due date until paid in full.

8.15  Records Retention.  Audits. - GW, its Affiliates and sublicensees shall
      --------------------------
keep, for [XXXX] from the date of each payment of royalties, complete and accurate records of sales by GW and its Affiliates and sublicensees of each GW Product in sufficient detail to allow the accruing royalties to be determined accurately. CURAGEN shall have the right for a period of

[XXXXXXX] after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to GW to inspect the relevant records of GW and its Affiliates and sublicensees to verify such report or statement. GW and its Affiliates and sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from CURAGEN, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any GW Product in any given payment period. CURAGEN agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for CURAGEN to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. CURAGEN shall pay for such inspections.

8.16  Tax Withholding. - CURAGEN agrees that any tax burden levied by any
      ---------------
countries outside of the United States covered by this Agreement on royalty income to CURAGEN of royalties from GW under this Agreement shall be borne by CURAGEN. In the event that such tax is required to be withheld by GW, its Affiliates, licensees or sublicensees, GW shall deliver to CURAGEN a statement including the amount of tax withheld and justification therefor, and such other information as may be necessary for United States foreign tax credit purposes.

8.17  Notice of Infringement. - If, during the term of License Agreement, either
      ----------------------
Party learns of any infringement or threatened infringement by a third party of the patents within Patent Rights, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

8.18  Infringement Litigation. - GW shall have the first right (but not the
      -----------------------
obligation), at its own expense, to bring suit (or other appropriate legal action) against any actual or suspected infringement of the Patent Rights licensed hereunder provided that GW has an exclusive license to the infringed claim(s) of any such Patent Right. If GW does not take such action within one hundred twenty (120) days after written notice from CURAGEN of the infringement,

CURAGEN shall have the right (but not the obligation), at its own expense, to bring suit against such infringement. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys' fees) of the Party bringing suit, then to the costs and expenses (including attorneys' fees), if any, of the other Party. Any amounts remaining shall be allocated to each party in accordance with each Party's damages incurred on account of such infringement, calculated in accordance with United States laws pertaining to patent damages.

8.19  Cooperation. - Each Party shall, at the expense of the other Party,
      -----------
execute all papers and perform such other acts as may be reasonably required to maintain any infringement suit brought in accordance with Section 8.18 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice.

8.20  Conditions Subsequent. - GW's obligations to remit milestone payments and
      ---------------------
royalties under this Agreement are contingent upon completion by GW of a satisfactory review of the patents of CURAGEN for compliance with GW's understanding that CURAGEN has sufficient ownership, authority, permission or right to grant the licenses contemplated by this Agreement, and that GW's practice of the patents of CURAGEN will not infringe the proprietary rights of any third party. Such review will be completed by GW no later than [XXXXX] following the Effective Date of this Agreement. To the extent GW finds any deficiencies in CURAGEN's ownership, authority or permissions to grant the licenses contemplated by this Agreement, GW will promptly, within said [XXXXXXX] period, notify CURAGEN of any and all steps GW believes need to be taken to perfect CURAGEN's right to grant such licenses, and will promptly, whether or not within said [XXXXXX] period, indicate to CURAGEN when GW is satisfied that any such steps have been completed.

                                   ARTICLE IX
                             GRANTBACKS to CURAGEN


9.00  Patent License Grant-back to CURAGEN. - GW hereby grants to CURAGEN, under
      -------------------------------------
GW's rights in and to Pharmacogenomics Project Inventions and Patent Rights related thereto, a [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.]

9.01  Data Set Exclusivity Grant-back to CURAGEN. - Upon expiration of the last
      -------------------------------------------
to expire Data Exclusivity Period related to a particular Project Data Set, GW hereby grants back to CURAGEN under GW's rights in and to Pharmacogenomics Project Inventions and Patent Rights related to such Project Data Set, a fully paid up, non-exclusive license in the Territory to develop, make, have made, use, have used, sell, have sold, offer for sale, import and have imported such Pharmacogenomics Project Inventions and Patent Rights for any purpose. Such license shall include the right to grant sublicenses at CURAGEN's sole discretion.

9.02  Unblocking Licenses Grant-back to CURAGEN. - Upon grant of a license
----  -----------------------------------------
pursuant to Sections 9.00 or 9.01 above, GW grants to CURAGEN, a fully paid up, non-exclusive license in the Territory to any background inventions solely to the extent necessary to allow CURAGEN to practice the licenses granted to CURAGEN herein and for no other purpose. In the event GW has not previously acquired transferable rights for such background inventions, GW shall use best efforts to obtain such rights on CURAGEN's behalf. For the purposes of this Agreement, best efforts shall mean efforts that are no less than what GW would make to acquire such rights for itself. GW does not warrant or undertake that it will be successful at obtaining such rights.

9.03  Research License Grant-back to CURAGEN. - GW grants back to CURAGEN  under
      ---------------------------------------
GW's rights in Pharmacogenomics Project Inventions and Patent Rights related thereto, a fully-paid non-exclusive license to make, have made, use or import any such licensed Pharmacogenomics Project Inventions, Patent Rights and CURAGEN Proprietary Materials for internal research purposes. Nothing in this Section
9.03 shall limit any license otherwise granted to CURAGEN.

9.04  [XXXXXXXXXXXXXXXXXXXXXXX. - XXXXXXXXXXXXXXXXXXXX
       ------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX


                                   ARTICLE X

                                  TERMINATION

10.0  Early Termination. - Either Party may terminate the Pharmacogenomics
      -----------------
Collaboration without cause at its sole discretion upon three (3) months prior written notice to the other Party , however neither party shall be able to terminate this Agreement prior to fifteen (15) months after the Effective Date of the Agreement.

10.01  Effects of Early Termination Upon Rights. - Any termination of the
       -----------------------------------------
Pharmacogenomics Program under Section 10.00 shall be without prejudice to the rights of either Party against the other, then accruing or otherwise accrued under this Agreement. Upon any such termination, all Proprietary Materials provided hereunder shall be destroyed or returned to the providing Party. Notwithstanding any provision in this Section 10.01 to the contrary:

          (i) Where termination is by GW not for cause - CURAGEN shall complete processing of GW samples submitted prior to notification. Any Primary Data Exclusivity Period in effect at such termination shall automatically and immediately convert to non-exclusive, provided that GW may elect to extend the Data Exclusivity Period as per Section 3.13 and 3.14 within ten (10) days of such conversion. All Extended Data Exclusivity Periods and Perpetual Data Exclusivity Periods shall not be effected by such termination.

          (ii) Where termination is by CURAGEN not for cause - CURAGEN shall complete processing of GW samples submitted prior to notification. GW will be entitled to add at no additional cost to GW [XXXXX] of exclusivity to any Primary Data Exclusivity Period and any Extended Data Exclusivity Period in effect at such termination. Any funds paid to CURAGEN under Section 4.00 that remain after CURAGEN completes processing of GW samples under this subsection shall be refunded to GW within sixty (60) days of completion of sample processing.

10.02  Post-Termination Access To GeneScape.  In the event the Pharmacogenomics
       -------------------------------------
Collaboration is terminated under Section 10.00, GW shall be entitled to retain access to GeneScape(R) for up to [XXXXXXXX] after the date of termination. All provisions governing the use of GeneScape(R) shall survive such termination. At the end of the [XXXXXXXXX] extension, CURAGEN shall deliver to GW all raw and processed Project Data Sets in an appropriate format to be analyzed by GW independent of GeneScape(R).

10.03  Termination with Cause. - This Agreement and licenses granted by one
       ----------------------
Party to the other hereunder may be terminated upon any breach by the other Party of any material obligation or condition, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if the default or breach is cured or shown to be non-existent within the aforesaid thirty (30) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect.

10.04.  Termination Following Bankruptcy. - If either Party files for protection
        ---------------------------------
under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement by notice to such Party.

10.05  Effect of Termination under Section 10.03. - Upon termination of this
       -----------------------------------------
Agreement under Section 10.03 by either Party, all relevant licenses granted by the terminating Party to the breaching Party hereunder shall terminate automatically. In addition, upon any termination pursuant to Section 10.03, the breaching Party shall be deemed without any further action to have granted to the terminating Party an exclusive, worldwide, [XXXXX] license (including the right to grant sublicenses), under the breaching Party's ownership interest in any Pharmacogenomics Project Inventions and Patent Rights licensed hereunder for any use in all fields. At the request of the terminating Party, the breaching Party shall execute and deliver such bills of sale, assignments and licenses and other documents, if any, as may be necessary to fully vest in the terminating Party all right, title and interest provided for in this Section. In the event the breaching Party is GW, then all Data Exclusivity Periods then in effect shall automatically convert from exclusive to non-exclusive status, except as provided for in Section 6.06. In the event that CURAGEN is the breaching Party, then all Primary Data Exclusivity Periods and Extended Data Exclusivity Periods shall automatically convert to [XXXXXX] Data Exclusivity Periods.

10.06  Payment Obligations. - GW shall remain liable for all obligations
       --------------------
accruing prior to termination.

10.07  Remedies.  If either Party shall fail to perform or observe its material
       --------
obligations, or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party shall not be deemed to have waived any other relief or remedies available under law or equity.

10.09  Surviving Provisions. - Notwithstanding any provision herein to the
       --------------------
contrary, the rights and obligations set forth in Article V hereof, as well as any rights and obligations otherwise accrued, shall survive the normal expiration or early termination of this Agreement.

                                   ARTICLE XI
                                 MISCELLANEOUS

11.00  CURAGEN Representations and Covenants. - CURAGEN represents and warrants
       -------------------------------------
that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CURAGEN corporate actions; (b) CURAGEN is under no obligation which is inconsistent with this Agreement, except as specifically set forth herein;
(c) CURAGEN has the full right and legal capacity to grant the rights to GW recited pursuant to Article VIII without violating the rights of any third party; and that (d) CURAGEN's GeneScape(R) software is "Year 2000" compliant. CURAGEN covenants that (a) CURAGEN will obtain from its employees and consultants rights of assignment with respect to all Pharmacogenomics Project Inventions; and (b) CURAGEN will not, without GW's prior written consent, enter into any agreement with any third party that would prevent CURAGEN's performance of CURAGEN's obligations to GW under this Agreement. Nothing in this Agreement shall be interpreted as obligating GW to perform any additional work beyond that set forth in the Pharmacogenomics Plan.

11.01  GW Representations and Covenants. - GW represents and warrants that:  (a)
       --------------------------------
the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate GW corporate action; (b) GW is under no obligation which is inconsistent with this Agreement; and (c) GW has the full right and legal capacity to grant the rights to CURAGEN recited pursuant to Article IX without violating the rights of any third party, except as provided for in Section 6.06. GW covenants that (a) GW will obtain from its employees and consultants rights of assignment with respect to all Pharmacogenomics Project Inventions; and (b) GW will not, without CURAGEN's prior written consent, enter into any agreement with any third party that is inconsistent with the terms of GW's obligations to CURAGEN under this Agreement.

11.02  No Infringement  As of the Effective Date, CURAGEN represents that it has
       ---------------
neither been notified of infringement, nor sued for infringement by any third party relating to CURAGEN proprietary technology that would be used in the course of GW's participation in the Pharmacogenomics Collaboration.

11.03  No Warranties.
       -------------
     (a)  Nothing in this Agreement is or shall be construed as:

          (i) a warranty or representation by CURAGEN as to the validity or scope of any application or patent within the Patent Rights;

          (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties.

     (b)  Except as expressly set forth above in this Agreement,

             NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS, OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

11.04  Liability. - NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR
       ---------
OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, PROVIDING HOWEVER, THAT CURAGEN WILL BE LIABLE FOR DIRECT DAMAGES PROXIMATELY CAUSED BY FAILURE OF PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND BOTH PARTIES WILL BE LIABLE FOR DIRECT DAMAGES PROXIMATELY CAUSED BY FAILURE OF THE VERACITY OF THEIR REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT.

11.05  Notices. -  Any notices, requests, deliveries, approvals or consents
       -------
required or permitted to be given under this Agreement to GW or CURAGEN shall be in writing and shall be personally delivered or sent by facsimile (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

             If to CURAGEN:       555 Long Wharf Drive, 11th Floor
                                  New Haven, CT   06511
                                  Attn: Executive Vice President
                                  Facsimile No. (203) 401-3333

             If to GW:            Five Moore Drive
                                  PO Box 13398
                                  Research Triangle Park, NC 27709-3398
                                  Attn: Company Secretary
                                  Facsimile No. (919) 549-8687

          Such notices shall be deemed to have been sufficiently given on: (a) the date sent if delivered in person, (b) the next business day after dispatch in the case of transmission by facsimile or overnight courier or (c) five (5) business days after deposit in the U.S. mail in the case of certified mail.

11.06  Arbitration - Any dispute arising out of or relating to this Agreement,
       -----------
or any alleged breach of this Agreement, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association ("AAA"), except as modified by this Section 11. Each arbitration shall be conducted by three arbitrators, consisting of one arbitrator chosen by each party and the third arbitrator chosen by the first two. In the event that the first two arbitrators are not able to agree upon and choose a third arbitrator, the third arbitrator shall be appointed in accordance with the AAA Rules. The arbitration proceeding shall be conducted in the English language in New York, N.Y., unless the Parties agree to conduct the arbitration in another location. The arbitration shall be binding and not appealable to any court in any jurisdiction. The prevailing party may enter the arbitration decision in any court having competent jurisdiction.

11.07   Currency - The Parties agree that, unless otherwise indicated, all
        --------
monetary amounts referred to in this Agreement are in United States currency.

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

11.08   Further Assurances - The Parties agree to execute such further documents
        ------------------
and to do such further acts as may be necessary to implement and carry out the intent of this Agreement.

11.09  Limitations - Except as set forth elsewhere in this Agreement, neither
       -----------
Party grants to the other Party any right or license to any of its respective intellectual property.

11.10  Waiver. - The terms or conditions of this Agreement may be waived only by
       ------
a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

11.11  Assignment. -  This Agreement may not be assigned by either Party without
       ----------
the consent of the other, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

11.12  Force Majeure. - Neither Party shall be liable for failure of or delay in
       -------------
performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.13  Construction. - The Parties hereto acknowledge and agree that:  (i) each
       ------------
Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

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

11.14  Severability. - If any provision(s) of this Agreement are or become
       ------------
invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party's rights under this Agreement are not materially affected, in which circumstance the Parties hereto covenant and agree to renegotiate any such term, covenant or application of this Agreement in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.15  Status. - Nothing in this Agreement is intended to, or shall be deemed
       ------
to, constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties.

11.16  GW Indemnification of CURAGEN. - GW shall indemnify, defend and hold
       ------------------------------
harmless CURAGEN, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "CURAGEN Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the CURAGEN Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury matters (except to the extent such claims, suits, actions, demands or judgments result from a material breach of this Agreement, or the negligence or willful misconduct on the part of CURAGEN) arising out of or relating to any actions of GW under this Agreement including, without limitation, the supply of samples for use in the Pharmacogenomics Program.

11.17  CURAGEN Indemnification of GW. - CURAGEN shall indemnify, defend and hold
       ------------------------------
harmless GW, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "GW Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the GW Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury matters (except to the extent such claims, suits, actions, demands or judgments result from a material breach of this Agreement, or the negligence or willful misconduct on the part of GW) arising out of the performance of the Pharmacogenomics Program by CURAGEN, except to the extent such claims, suits, actions, demands or judgments are based on the use of the samples or information provided to CURAGEN by GW under this Agreement.

11.18  Governing Law. - The Parties agree that this Agreement shall be governed
       --------------
and construed in accordance with the laws of the State of North Carolina.

11.19  Entire Agreement. - The Parties agree that the provisions contained in
       -----------------
this Agreement constitute the entire agreement between the Parties with respect to the subject matter and supersede all previous communications, representations and agreements (whether verbal or written) between the Parties with respect to the subject matter hereof, including, without limitation, the Term Sheet of October 6, 1998.

11.20   Captions and Headings. - The Parties agree that the captions and
        ----------------------
headings appearing in this Agreement have been inserted for reference and as a matter of convenience and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision.

11.21  Amendments. - Any amendment to this Agreement shall only be effective if
       -----------
the amendment is in writing and is signed by all of the Parties to this Agreement.

11.22  Counterparts. - This Agreement may be executed in facsimile counterparts,
       -------------
each of which shall be deemed to be an original and both of which together shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in two (2) originals on the dates indicated by the signators.

CURAGEN CORPORATION                    GLAXO WELLCOME, INC.

By: /s/ Gregory T. Went                By: /s/ James Niedel
    ---------------------------           ---------------------------------

Name: Gregory T. Went                  Name: James Niedel
      -------------------------             -------------------------------

Title  Executive Vice President        Title: Executive Director, Science &
       ------------------------               -----------------------------
                                                Technology
                                                ----------

Date: 11/18/98                         Date: 11/9/98
      -------------------------              ------------------------------

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